AGREEMENT AND PLAN OF EXCHANGE

     AGREEMENT AND PLAN OF EXCHANGE ("Agreement"), dated as of the 23rd day of July, 1996, by and between IMPRESSIVE VENTURES, LTD., a Utah corporation ("IVL"), and WEALTH INTERNATIONAL, INC., an Utah corporation ("WII").

                         Plan of Exchange

     The Plan of Exchange will consist of the acquisition of 100% of the issued and outstanding shares of WII by IVL and the issuance by IVL to the shareholders of WII a total of 4,200,000 shares of IVL's restricted common stock, having a par value of $0.001 each, to be issued upon and subject to the terms and conditions of the Agreement hereinafter set forth. The issuance of said 4,200,000 shares shall be subject to the "reverse split" of 1 share for 250 shares as approved at a special meeting of shareholders of IVL.

     NOW, THEREFORE, in consideration of the promises and the mutual and dependent covenants hereinafter contained, the parties hereto represent, warrant, covenant, and agree as follows:

                           ARTICLE I


     1.1 Agreement to Consummate Transactions. Subject to the terms and conditions of this Agreement, WII and IVL agree to consummate or cause to be consummated, the transactions contemplated by Sections 1.2 through 8.2 of this Agreement ("Transactions"), and agree that the consummation of each of the Transactions is conditional upon the consummation of each of the other Transactions.

     1.2 Closing. A meeting of the parties to this Agreement ("Closing") will take place at which time certificates, opinions, letters and other documents required by this Agreement will be delivered or exchanged. The Closing will take place at the Office of IVL within five days after the parties have obtained the required shareholder approval, no later than August 15, 1996, after the parties have obtained the required shareholder approval.

      1.3 Consummation of Transactions. If at the Closing no condition exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then and thereupon IVL will file the necessary documents, if any, required by the State of Nevada and the State of Utah.

      1.4 Acquisition of Shares. Upon, and subject to the terms and conditions herein stated, IVL shall acquire from WII's shareholders and WII's shareholders shall transfer, assign and convey to IVL 100% of the issued and outstanding shares of common stock of WII.

      1.5 Consideration, Issuance and Delivery of Stock. In consideration of, and in exchange for the foregoing transfer, assignment and conveyance, and subject to compliance by WII with its warranties and undertakings contained herein. IVL shall:

          A. At Closing, issue and deliver to the shareholders of WII 4,200,000 shares of IVL's common stock. The stock will be pro-rated to their respective interest therein issued on a restricted and investment basis, which, upon such issuance and delivery, shall be fully paid and non-assessable.

          B. The Stockholders are persons of sufficient business experience to understand the nature of the transaction and the attendant risks.


          C. Stockholders are purchasing IVL shares for their own accounts. for purposes of investment and not with a view toward distribution.

          D. Stockholders consent to the placement on each certificate representing their shares of IVL of a standard form investment legend stating that the shares are not registered under the Securities Act of 1993 and cannot be sold, hypothecated, or transferred without registration or under an appropriate exemption from registration. Stockholders acknowledge their familiarity with Rules 144 of the Securities and Exchange Commission under the Securities Act of 1933, which generally govern resale of restricted securities, and further concede that IVL has not represented, directly or indirectly, that it will take any measure to make the exemption provided by either rule available to Stockholders or their assignees.

          E. Stockholders hereby consent to the placement of "stop transfer" instructions as to all shares issued to them hereunder.


                                   ARTICLE II

                         Representations and Warranties of WII

WII represents and warrants to IVL as follows:

       2.1 Organization and Good Standing. WII is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has the corporate power to carry on its business as it is now being conducted. Copies of WII's Articles of Incorporation, as amended or as restated, and By-laws, both as presently in effect, are complete and correct.

       2.2 Capitalization. WII 's authorized capital stock consists of one million (1,000,000) shares of common stock having a par value of $0.001, of which twenty thousand shares are presently issued and outstanding, fully paid and non-assessable. No preemptive rights are conferred by or on the class of stock, and there ar no outstanding options, calls, commitments, convertible securities or demands, other than those listed above, of any character relating to the capital stock of WII, whether issued or unissued.

       2.3 Authority. WII has the corporate power to enter into this Agreement and carry out the transactions contemplated hereby. The execution, delivery, and performance of the Agreement by WII has been duly and validly authorized and adopted by WII's Board of Directors, this Agreement and the consummation of the Plan of Exchange will have been duly and validly authorized and approved by all necessary corporate action on the part of WII, and this Agreement will be legally binding, and enforceable against WII in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and subject to principles of equity, which may affect the availability of remedies with respect thereto. To the best knowledge of WII, the entering into this Agreement by WII does not, and the consummation by WII of the Transactions contemplated by this Agreement will not violate the provisions of (i) any applicable laws of the United States or any other state or jurisdiction in which WII does business; (ii) WII's Certificate of Incorporation or By-Laws; or (iii) any judgment or decree applicable to WII. Subject to the obtaining by WII of the permits, approvals, consents, authorizations and modifications referred to in Section 6.3 hereof, no default or breach will occur in any material respect by virtue of the Plan of Exchange under any material contract, agreement, mortgage, indenture or other instrument, of which WII is a part or by which it is bound, and no material right of WII under any such existing contract, agreement, mortgage, indenture or other instrument will be extinguished by virtue of the Agreement.

       2.4 Financial Statements. WII's financial statements listed as Exhibit A, are attached hereto and made a part hereof.

       2.5 Absence of Certain Changes of Events. Except as permitted or contemplated by this Agreement, or disclosed to IVL, there has not been, as of this date:

            A. Any material adverse change in the assets (including any such change caused by damage, destruction or loss, whether or not insured), the results of operations (including any change caused by discontinued operations), or the business prospects or conditions, financial or otherwise of WII; not to the knowledge of WII has any event or condition occurred which may result in such change;

            B. Any declaration, setting aside or payment of any dividend or other distribution in respect to WII Common Stock;

            C. Any repurchase or redemption by WII of any WII Common Stock; or

            D. Any sale or transfer by WII of any material, tangible asset, or any mortgage, pledge, lease or lien, charge or encumbrance on any assets, or any such lease or real property, machinery, equipment or buildings, other than in the ordinary course of business.

       2.6 Litigation. Except as disclosed to IVL, to the best knowledge and belief of WII there are no judicial or administrative actions, suits, proceeding or investigations pending or threatened against WII which might result in any material adverse change in the condition (financial or other), properties, assets, business, operations or prospects of WII or in any material liability on the part of WII or which question the validity of this Agreement or of any action taken or to be taken in connection herewith. There are no citations, fines or penalties heretofore asserted against WII under any federal, state or local law relating to air or water pollution, or other environmental protection matters, or relating to occupationalhealth or safety.

       2.7 Disclosing of Material Information. Neither this Agreement nor any exhibit hereto contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading, relating to the business or affairs of WII. There is no fact known to WII which materially adversely affects the business, condition (financial or otherwise) or prospects of WII which has not been set forth herein or disclosed to IVL.

                                ARTICLE III

                   Representations and Warranties of IVL


       IVL represents and warrants to WII as follows:

       3.1 Organization and Good Standing of IVL. IVL is a corporation duly organized, existing and of good standing under the laws of the State of Nevada with full corporate power to carry on its business as it is now being conducted. IVL has qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the character and location of the properties owned or leased by it, or the nature of the business transacted by it, makes such qualification necessary. Copies of IVL's Articles of Incorporation, as amended, and By-Laws, both as presently in effect and presented to WII are complete and correct, as are all corporate records presented to WII.

       3.2 Capitalization. IVL's authorized capital stock consists of five hundred million (500,000,000) shares of common stock, par value of $.001, of which approximately 1,045,500 shares, will be issued and outstanding, fully paid and non-assessable after the proposed "reverse split" of 1 for 250. There are no outstanding options or warrants to purchase IVL common stock. Investment shares of IVL common stock to be issued in connection with this Agreement, when so issued will be duly authorized, validly issued, fully paid, and non-assessable and issued in compliance with applicable securities laws. No preemptive rights are conferred by or on the class of stock, and there are no outstanding options, calls, commitments, convertible securities or demands, other than those listed above, of any character relating to the capital stock of IVL, whether issued or unissued. Upon the signing of this Agreement, IVL shall cause a special meeting of the shareholders to be called for the purpose of proposing a "reverse split" of IVL common stock 1 for 250.

       3.3 Authority. IVL has the corporate power to enter into this Agreement and carry out the transactions contemplated hereby. The execution, delivery, and performance of the Agreement by IVL will have been duly and validly authorized and adopted by IVL's Board of Directors, this Agreement and the consummation of the Plan of Exchange will have been duly and validly authorized and approved by all necessary corporate action on the part of IVL, and this Agreement will be legally binding, and enforceable against IVL in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors rights generally from time to time in effect and subject to principles of equity, which may affect the availability of remedies with respect thereto. To the best knowledge of IVL, the entering into this Agreement by IVL does not, and the consummation by IVL of the Transactions contemplated by this Agreement will not violate the provisions of (i) any applicable laws of the United States or any other state or jurisdiction in which IVL does business; (ii) IVL's Certificate of Incorporation or By-Laws; or (iii) any judgment or decree applicable to IVL. Subject to the obtaining of IVL of the permits, approvals, consents, authorizations and modifications referred to in Section 6.3 hereof, no default or breach will occur in any material respect by virtue of the Plan of Exchange under any material contract, agreement, mortgage, indenture or other instrument, which IVL is a part or by which it is bound, and no material right of IVL under any such existing contract, agreement, mortgage, indenture or other instrument will be extinguished by virtue of the Agreement.

     3.4 Financial Statements. IVL's audited financial report dated February 28, 1996, is true and complete in all material respects, such having been prepared in accordance with generally accepted accounting principles consistently followed through the periods covered by such statements, and present fairly, in accordance with generally accepted accounting principles, the financial condition of IVL and the results of its operations for the period covered thereby. Since the date of said report, there has not been any change in the financial condition, properties, assets, liabilities, business or operations of IVL which has been, or to the best knowledge of IVL, is likely to be materially adverse with respect to IVL. As soon as practicable after consummation of the transaction contemplated by this Agreement. IVL will prepare audited consolidated financial statements, and will update and file all necessary reports and filings with the Securities And Exchange Commission as required.

     3.5 Absence of Certain Changes of Events. Since the date of IVL's last financial report ended February 28, 1996, there have not been:

        A. Any material adverse change in the assets (including any such change caused by damage, destruction or loss, whether or not insured). The results of operations (including any change caused by discontinued operations) or the business prospects or condition, financial or otherwise of IVL, nor, to the knowledge of IVL, has any event or condition occurred which may result in such change;

        B. Until the date of Closing, IVL will conduct its business in the ordinary and usual course; and prior to the time of Closing, it will not, without the written consent of WII dispose of any property, except in the regular, ordinary course of business, declare or pay any dividends, or make any other distribution to the shareholders, or issue or purchase any stock.

     3.6 Litigation. There are no judicial or administrative actions, suits of a material nature, proceedings or investigations pending, or threatened against IVL which might result in any material adverse change in the condition (financial or other), properties, assets, business, operations or prospects of IVL or in any material liability on the part of IVL or which question the validity of the Agreement or of any action taken or to be taken in connections herewith. There are no citations, fines or penalties heretofore asserted against IVL under any federal, state or local law relating to air or water pollution, or other environmental protection matters, or relating to occupational health or safety or securities laws.

     3.7 Disclosing of Material Information. Neither this Agreement nor any exhibit hereto contains any untrue statement of material fact, or omits to state a material fact necessary to make the statement herein or therein not misleading, relating to the business or affairs of IVL to the best knowledge and belief of its officers and directors. There is no fact known to IVL which materially adversely affects the business, condition (financial or otherwise) or prospects of IVL which has not been set forth herein or otherwise disclosed to WII and its legal counsel.

     3.8 Miscellaneous. All taxes due and owing to any governmental entity have been paid and IVL is not the subject of a tax audit by any governmental entity. IVL has no subsidiaries nor is it subject to any joint venture or partnership agreement.

                                    ARTICLE IV

                                Covenants of WII

     WII Covenants with IVL as follows:

     4.1 Negative Covenants. From the date of this Agreement, WII will not, without the prior written consent of IVL engage in any of the following transactions:

          A. Engage in any activities or transactions which will be outside the normal course of its business;

          B. Issue any additional shares of WII common stock, or issue any shares of stock in WII or any shares of stock in WII or any option, warrant or right to acquire stock in WII;

          C. Pay any dividend or make any distribution in respect to WII's capital stock;

          D. Sell any of its assets, other than in the ordinary course of business;

          E. Amend its Certificate of Incorporation or its By-Laws;

          F. Recapitalize, reorganize or be a party to any merger or consolidation or sale of all or substantially all of its assets; or

         G. Make any loans or grant increases in compensation to its officers or employees.

     4.2 Affirmative Covenants. Prior to the Closing Date, WII will do or has done the following:

         A. WII will convene a special meeting of the stockholders of WII, at which time the shareholders of WII may agree to proceed with the Agreement and the Plan of Exchange;

         B. WII will use its best efforts to preserve its business organization intact, and retain the services of its officers and employees;

         C. WII will afford to the officers, attorneys, accountants and other authorized representatives of IVL full and free access to its properties, books, tax returns and records, in order that IVL may have a full opportunity to make such investigations as IVL desires of the affairs of WII;

         D. WII will promptly advise IVL in writing of any materially adverse change in the financial condition, business, operations or key personnel of WII, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other arrangement which, if in effect on the date of this Agreement, should have been included in this Agreement; and

         E. WII will use its best efforts to accomplish all actions necessary to consummate the Plan of Exchange, including the satisfaction of all the conditions set forth in this Agreement.

                                   ARTICLE V

                                Covenants of IVL

     IVL covenants with WII as follows:

     5.1 Negative Covenants. IVL will not, without the prior written consent of WII:

         A. Declare or pay any dividends payable in shares or otherwise relating to IVL capital stock;

         B. Except as noted in Section 3.2, split or combine or reclassify the outstanding shares of IVL common stock; or

         C. Reorganize or merge into, sell all or substantially all of its assets to any person or entity.

         D. Amend its Articles of Incorporation or Bylaws except to facilitate the reverse stock split contemplated hereunder.

     5.2 Affirmative Covenants. Prior to Closing date, IVL will do the following:

         A. IVL will reserve, and promptly after the Closing will issue and deliver the number of shares of IVL common stock required hereunder;

         B. IVL will use its best efforts to accomplish all actions necessary to consummate the Agreement, including satisfaction of all the conditions contained in this Agreement;

         C. IVL will promptly advise WII in writing of any materially adverse change in the financial condition, business, operations, or key personnel of IVL and of any breach of its representations or warranties contained herein, and any material contract, agreement, license or other arrangement which, if in effect on the date of this agreement, should have been included in the Agreement;

         D. IVL will afford to the officers, attorneys, accountants and other authorized representatives of WII full and free access to its properties, books, tax returns and records, in order that WII may have a full opportunity to make such investigations as WII desires of the affairs of IVL.

         E. IVL will, prior to closing, furnish a current shareholders list to WII.

                                    ARTICLE VI

                                Mutual Conditions

     Neither WII nor IVL will be obligated to complete or cause to be completed the Transactions contemplated by this Agreement unless the following conditions have been met prior to or at the Closing:

     6.1 Absence of Restraint. Nor order to restrain, enjoin or otherwise prevent the consummation of this Agreement, or the transactions contemplated herein shall have been entered by any court or administrative body, and no proceeding to obtain any such order shall have been commenced or shall be threatened.

     6.2 Absence of Termination. The obligations to consummate the transactions contemplated hereby shall not have been cancelled pursuant to sections 9.1.

     6.3 Required Approvals. WII and IVL shall have received all such approvals, consents, authorizations or modifications as may be required to permit the performance of WII and IVL of their respective obligations under this Agreement, and the consummations of the transactions herein contemplated (whether by governmental authorities or other persons), and WII and IVL shall each have received any and all permits and approvals from any regulatory authority having jurisdiction required for the lawful consummation of the Plan of Exchange.

     6.4 Blue Sky Compliance. There shall have been obtained any and all exemptions, approvals and consents of the Securities or "Blue Sky" Commissions of any jurisdictions, and of any other governmental body or agency, which counsel for IVL may reasonably deem necessary or appropriate so that consummation of the Transactions contemplated by this Agreement will be in compliance with applicable laws.

                                ARTICLE VII

                     Conditions to WII's Obligations

     WII shall not be obligated to complete or cause to be completed the transactions contemplated by this Agreement unless the following conditions have been met prior to or at the Closing:

     7.1 Compliance with Representations, Warranties and Covenants. All of the representations and warranties of IVL made in or pursuant to this Agreement are true and shall be true in all material respects at and as of the Closing date, with the same force and effect for changes contemplated or permitted by the Agreement or otherwise approved in writing by WII. IVL shall have complied with and performed all of the covenants contained in this Agreement to be performed by them at or prior to the Closing Date. Such shall be evidenced by appropriate Schedules to be attached hereto and incorporated by reference and certified as correct by the President of IVL.

     7.2 Opinion of Counsel. WII shall have received an opinion dated at or near the Closing date from counsel for IVL that:

     A. IVL is a corporation validly organized, legally existing and in good standing under the laws of the state of Nevada, with full corporate power and authority to own its properties and to conduct its business as it is being conducted;

     B. IVL shall have full corporate power to carry out the transactions contemplated herein; this Agreement has been duly executed and delivered by IVL and all necessary corporate action has been taken by IVL, its Board of Directors and shareholders in order to consummate the transactions, to execute and deliver this Agreement and to make this Agreement the valid and legally binding obligation of IVL;

     C. The execution, delivery and performance by WII of this Agreement, and the consummation of the Transactions contemplated hereby will not constitute a violation, breach or default under its Articles of Incorporation or By-Laws of WII;

     D. The shares of IVL common stock required to effect the Plan of Exchange between WII and IVL, in accordance with the terms of this Agreement have been duly and validly authorized and issued; and upon the consummation of the transactions herein, will be fully paid and nonassessable;

     E. The execution, delivery and performance of this Agreement by IVL, and the consummation of the transaction contemplated thereby will not constitute a violation, breach or default or conflict with IVL's Articles of Incorporation, as amended, or its By-Laws, or any other agreement or any judgment, writ, injunction or decree of any court, governmental body or arbitrator, or a violation of any securities law, known to such counsel, to which IVL is a party or by which it may be bound;

     F. No consent or approval by any governmental authority which has not been obtained is required in connection with the consummation of the Agreement;

     G. To the best knowledge and information of counsel, there is no material litigation or proceeding pending or threatened against IVL required to be disclosed under this Agreement which has been so disclosed to WII.

                                ARTICLE VIII

                     Conditions to Obligations of IVL

     IVL shall not be obligated to complete or cause to be completed the transactions contemplated by this Agreement unless the following conditions have been met prior to or at the Closing:

     8.1 Compliance with Representations, Warranties and Covenants. All of the representations and warranties of WII contained in this Agreement are true and shall be true in all material respects at and as of the Closing date. Such shall be evidenced by appropriate Schedules attached hereto and incorporated by reference and certified as correct by the President of WII.

     8.2 Opinion of Counsel. IVL shall have received an opinion dated at or near the Closing date from counsel for WII, that:

     A. WII is a corporation duly incorporated and validly existing as a corporation in good standing under the State of Utah, with corporate power and authority to own its properties and to conduct its business as it is then being conducted;

     B. WII has full corporate power to carry out this Transaction; this Agreement has been duly executed and delivered by WII; and necessary corporate action as been taken by WII to execute and deliver this Agreement, and to consummate the Transactions; and this Agreement is the valid and legally binding obligation of WII subject to applicable bankruptcy, reorganization, insolvency, moratorium, and other laws affecting creditor's rights generally from time to time in effect and subject to principles of equity which may affect the availability of remedies with respect thereto;

     C. The execution, delivery and performance by WII of this Agreement, and the consummation of the Transactions contemplated hereby will not constitute a violation, breach or default under its Articles of Incorporation or By-Laws of WII;

     D. No consent or approval by any governmental authority which has not been obtained is required in connection with the consummation by WII of the Transactions contemplated herein.

     E. To the best knowledge and information of counsel to WII. there is no material litigation or proceeding pending or threatened against WII required to be disclosed under this Agreement which has not been so disclosed to IVL.

     8.3 WII Stock Options. On the effective date of the Exchange, there shall be no outstanding options to purchase shares of WII common stock.

                            ARTICLE IX

                           Miscellaneous

     9.1 Terminations. This Agreement may be terminated or cancelled, and the transactions contemplated hereby may be abandoned, notwithstanding stockholder authorization, at any time before consummation of the Agreement:

         A. By mutual consent of the Board of Directors of WII and IVL;

         B. By any party in the event that any of the conditions specified in
Article VI shall not have been satisfied within the time contemplated by this Agreement;

         C. By IVL if any of the conditions specified in Article VII shall not have been satisfied within the time contemplated by this Agreement; or

         D. By WII if any of the conditions specified in Article VIII shall not have been satisfied within the time contemplated by this Agreement.

     9.2 Effect of Termination. If this Agreement is terminated, this Agreement, except as to Sections 9.3 and 9.4, shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or stockholders provided, however, that in the case of a termination without cause by a party or a termination pursuant to Sections 9.1 C or D hereof because of a prior material default under or material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses incurred by such aggrieved party or parties in connection with this Agreement.

     9.3 Return of Information; Confidentiality. In the event this Agreement is terminated or the Plan of Exchange is not consummated for any reason, WII and IVL agree that all written information and documents supplied by either WII and IVL to each other shall be promptly returned to the other party at its request, and WII and IVL shall each use its best efforts to cause confidential information to continue to be treated as confidential.

     9.4 Costs and Expenses. All costs and expenses incurred in connection with this Agreement will be paid by the party incurring expenses. In the event of any termination of this Agreement, pursuant to Section 9.1, subject to the provisions of 9.2, WII and IVL will each bear their own expenses.

     9.5 Extension of Time; Waivers. At any time prior to the Closing date:

         A. IVL may (i) extend the time for the performance of the obligations or other acts of WII; (ii) waive any inaccuracies in the representations and warranties of WII contained herein or in any document delivered pursuant hereto by WII, and (iii) waive compliance with any of the agreements or conditions herein to be performed by IVL. Any agreement on the part of WII to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of WII.

     9.6 Assignability. This Agreement shall inure to the benefit of, and be binding on the parties hereto and their respective successors and assigns, provided that this Agreement may not be assigned by any party without the prior written consent of the other party.

     9.7 Reliance of Counsel. In rendering any opinion referred to herein, counsel may rely, as to any factual matters involved in their opinion, on certificates of public officials and of corporate officers, opinions of corporate general counsel, and such other evidence as such counsel may reasonably deem appropriate; and as to matters governed by laws of jurisdictions other than the United States or the state in which said counsel is located, an opinion of local counsel in such jurisdictions, which counsel shall be satisfactory to the other parties in the exercise of their reasonable judgement.

     9.8 Notices. Any notice to any party hereto pursuant to this Agreement shall be given by Certified or Registered mail, addressed as follows:

     WII
     1190 North Spring Creek Place
     Suite A
     Springville, UT 84863

     IVL
     1969 West North Temple
     Salt Lake City, UT 84116

     9.9 Amendment. This Agreement may be amended with the approval of the Board of Directors of WII and IVL at any time before or after approval thereof by the stockholders of WII and IVL; but after any such stockholder approval, no amendment shall be made which substantially and adversely changes the terms hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.10 Entire Agreement; Counterparts; Applicable Law. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understanding, both written and oral among the parties with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument, and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Utah.

     9.11 Titles. The titles and capitals of the Sections and paragraphs of this Agreement are included for convenience of reference and shall have no effect on the constructions or meaning of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WEALTH INTERNATIONAL, INC.

By:/s/Ronald A. Nilsson
Its President

IMPRESSIVE VENTURES, LTD.

By:/s/Nicholas Julian

Its President